Exhibit 10.3
BB&T EQUIPMENT FINANCE CORPORATION

EQUIPMENT SCHEDULE SERIES A NO. 1
executed pursuant to that certain Master Lease Agreement dated as of November 25, 2009 (the “Lease”; which is incorporated herein by reference). This Equipment Schedule, incorporating by reference the terms and conditions of the Lease, constitutes a separate instrument of lease.
     1. EQUIPMENT. The Equipment leased hereunder shall be as set forth in the schedule attached hereto.
TOTAL INVOICE COST: $604,540.00
     2. TERM. Upon and after the date of execution hereof, the Equipment shall be subject to the terms and conditions provided herein and in the Lease.
          A full term of lease with respect to said Equipment shall commence on the date hereof and shall extend for eighty-four (84) months after the first day of December, 2009 (the “Base Lease Commencement Date”).
     3. RENT.
          (a) During the period from the date hereof to the Base Lease Commencement Date (the “Interim Term”), the pro-rated daily rent for said Equipment shall be computed as the product of the Total Invoice Cost specified above and the Prime Rate, divided by three hundred sixty (360) days. As used herein, “Prime Rate” shall mean the rate of interest announced by Branch Banking & Trust Company, from time to time as its prime lending rate, whether or not such rate is offered to other commercial borrowers/lessees of Branch Banking & Trust Company (or if such rate is not announced by Branch Banking & Trust Company, the highest rate of interest published in The Wall Street Journal as the prime rate of interest), in effect on the date of execution hereof; provided, however, that on the first day of each month during the Interim Term, the Prime Rate shall be changed to the Prime Rate in effect on such date. This pro-rated payment shall be made on the last day of the month for each month during the Interim Term.
          (b) From and after the Base Lease Commencement Date, the monthly rent for said Equipment during the term of this Lease shall be computed as 1.198650% of the Total Invoice Cost specified above. Rent payments shall be made, in advance, on the first day of the month for each month during the term of this Lease.
     4. LESSEE’S CONFIRMATION. Lessee hereby confirms and warrants to Lessor that the Equipment: (a) was duly delivered to Lessee at the location specified in Section 5 hereof; (b) has been received, inspected and determined to be in compliance with all applicable specifications and that the Equipment is hereby accepted for all purposes of the Lease; and (c) is a part of the “Equipment” referred to in the Lease and is taken subject to all terms and conditions therein and herein provided.
     5. LOCATION OF EQUIPMENT. The location of the Equipment is specified on the Schedule of Equipment attached hereto.
     6. TAX ATTRIBUTES. The class of property to which the Equipment is assigned (as referenced in Section 14(b)(2) of the Lease) is 7-year property.
     7. COMMERCIAL LIABILITY INSURANCE. The amount of commercial liability insurance referenced in Section 11 of the Lease is $10,000,000.00.
     8. PERSONAL PROPERTY TAXES.
Lessee agrees that it will not list any of such Equipment for property tax purposes or report any property tax assessed against such Equipment until otherwise directed in writing by Lessor. Upon receipt of any property tax bill pertaining to such Equipment from the appropriate taxing authority, Lessor will pay such tax and will invoice Lessee for the expense. Upon receipt of such invoice, Lessee will promptly reimburse Lessor for such expense;

     9. SCHEDULE OF STIPULATED LOSS VALUES. This Schedule of Stipulated Loss Values shall be applicable solely to the Equipment described in this Equipment Schedule.

	Percent		Percent		Percent
Rent	of Total	Rent	of Total	Rent	of Total
Payment	Invoice	Payment	Invoice	Payment	Invoice
Number	Cost	Number	Cost	Number	Cost

1	103.40135	29	79.93655	57	52.60421
2	102.69249	30	79.02178	58	51.56094
3	101.91972	31	78.10268	59	50.51429
4	101.14136	32	77.18015	60	49.46348
5	100.35738	33	76.25326	61	48.40604
6	99.56847	34	75.32019	62	47.34515
7	98.77372	35	74.38363	63	46.28006
8	97.97398	36	73.44267	64	45.20828
9	97.16837	37	72.49549	65	44.12978
10	96.35704	38	71.54474	66	43.04774
11	95.54065	39	70.58955	67	41.96144
12	94.71833	40	69.62809	68	40.87156
13	93.89023	41	68.66031	69	39.77741
14	93.05700	42	67.68952	70	38.67645
15	92.21779	43	66.71478	71	37.57184
16	91.37274	44	65.73699	72	36.46292
17	90.52182	45	64.75524	73	35.34714
18	89.66690	46	63.76711	74	34.22763
19	88.80704	47	62.77586	75	33.10377
20	87.94313	48	61.78061	76	31.97299
21	87.07426	49	60.77893	77	30.83527
22	86.19943	50	59.77407	78	29.70154
23	85.32048	51	58.76517	79	28.57025
24	84.43653	52	57.74979	80	27.44299
25	83.54656	53	56.72790	81	26.31818
26	82.65241	54	55.70273	82	25.18646
27	81.75320	55	54.67347	83	24.05876
28	80.84792	56	53.64090	84	23.00000
Stipulated Loss Values are due in addition to any advance or arrears rental due on the same date.
     10. RIDERS. Riders Nos. 1 and 2 attached hereto are incorporated in this Equipment Schedule.

     11. PAYMENT AUTHORIZATION. Lessor is hereby irrevocably authorized and directed to pay the Total Invoice Cost specified above as follows:

Company Name	Wire Instructions	Amount
PowerSecure, Inc.	Citibank, N.A.	$604,540.00
	201 S. Texas Ave.
	Bryan, TX 77803
	ABA #: 113193532
	Account #: 9773271468
     12. BILL OF SALE. In consideration of the payment by Lessor of the amount specified herein as the Total Invoice Cost of the items of Equipment listed on the Schedule of Equipment attached hereto, the receipt and sufficiency of which are hereby acknowledged, Lessee does hereby bargain, sell, assign, transfer and set over to Lessor such Equipment, together with whatever claims and rights Lessee may have against the manufacturer and/or supplier of such Equipment, including (but not limited to) all warranties with respect thereto.
          Lessee represents and warrants that: (a) Lessee has good and marketable title to such Equipment conveyed hereunder and does hereby transfer an interest therein free and clear of any and all encumbrances, liens, charges or defects; (b) the transfer of an interest in such Equipment (1) has been duly authorized by all necessary action on the part of Lessee, (2) does not require the consent of any stockholder, member, trustee or holders of any indebtedness of Lessee, except such as have been duly obtained, and (3) does not and will not contravene any law, governmental rule, regulation or order now binding on Lessee, or the organizational documents of Lessee, or contravene the provisions of, or constitute a default under, or result in the creation of any lien or encumbrance upon the property of Lessee under, any indenture, mortgage, contract or other agreement to which Lessee is a party or by which it or its property is bound; and (c) no filing or recordation must be made, no notice must be given, and no other action must be taken with respect to any state or local jurisdiction, or any person, in order to preserve to Lessor all the rights transferred hereby.

DATE OF EXECUTION: November 27, 2009.

BB&T EQUIPMENT FINANCE CORPORATION Lessor			POWERSECURE, INC. Lessee

By:	/s/ Jeannie McManus		By:	/s/ Christopher T. Hutter

	Name:	Jeannie McManus		Name:	Christopher T. Hutter

	Title:	Vice President		Title:	Chief Financial Officer

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